FOURTH AMENDMENT TO
    AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                             OF
               DUKE REALTY LIMITED PARTNERSHIP
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     The undersigned, as the General Partner of Duke Realty
Limited Partnership (the "Partnership"), hereby amends the Partnership's Amended and Restated Agreement of Limited Partnership, as heretofore amended (the "Partnership Agreement"), pursuant to Sections 4.02(b) and 9.05(a)(v) of the Partnership Agreement, to add a new Section 4.14 to read as provided in EXHIBIT A hereto. In all other respects, the Partnership Agreement shall continue in full force and effect as amended hereby. Any capitalized terms used in this Amendment and not defined herein have the meanings given to them in the Partnership Agreement.

     Effective as of 12:01 a.m., July 11, 1997.

                               DUKE REALTY INVESTMENTS, INC.,
                               as General Partner


                               By:  /s/  Dennis D. Oklak
                               -------------------------
                               Dennis D. Oklak
                               Vice President and Treasurer
Exhibit A


     SECTION 4.14. SERIES B PREFERRED UNITS. Pursuant to authority granted under Section 4.02(b) of this Agreement, the General Partner hereby establishes a series of preferred Units designated the 7.99% Series B Cumulative Step-Up Premium Rate Preferred Units (Liquidation Preference $500.00 Per Unit) (the "Series B Preferred Units") on the following terms:

     (a)  Number and Holder.  The number of Series B Preferred Units
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shall not exceed 345,000 and shall at all times be equal to the number of 7.99% Series B Cumulative Step-Up Premium Rate
Preferred Shares ("Series B Preferred Shares") issued by the
General Partner and then outstanding.  Series B Preferred
Units shall be issued only to and held only by the General
Partner.

     (b)  Relative Seniority.  In respect of rights to receive
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Distributions of Distributable Cash pursuant to Section 4.03 and to participate in Distributions or payments in the event of any liquidation or termination of the Partnership pursuant to Section 4.04, the Series B Preferred Units shall rank senior to the Units initially established under Section
2.03 and issued under Sections 4.01 and 4.02(a) ("Common Units") and any other class or series of Units of the Partnership ranking, as to Distributions and upon liquidation, junior to the Series B Preferred Units (collectively, "Junior Units"). In the event of
Distributions from a Terminating Capital Transaction pursuant to Section 4.04, Distributions to the holder of Series B Preferred Units will be made prior to Distributions to holders of Junior Units or to other Partners in accordance with Capital Account positive balances pursuant to Section 4.04(d).

     (c)  Distributions.
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          (1)  The General Partner, as holder of the then
     outstanding Series B Preferred Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative Distributions at the initial rate of $39.95 per Series B Preferred Unit per year, payable in equal amounts of $9.9875 per Series B Preferred Unit quarterly in cash on the last day of each March, June, September and December or, if not a Business Day (as hereinafter defined), the succeeding Business Day, beginning on September 30, 1997 (each such day being hereinafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Distribution Period"); provided, however, that beginning with Quarterly Distribution Dates after October 1, 2012, the rate shall increase to $49.95 per Series B Preferred Unit per year, payable in equal amounts of $12.4875 on each Quarterly Distribution Date. Distributions shall be payable to the General Partner as holder of the Series B Preferred Units. The amount of any Distribution payable for any Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each share of Series B Preferred Units shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) Distributions on such Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of Distributions. Distributions paid on the Series B Preferred Units in an amount less than the total amount of such Distributions at the time accrued and payable on such Series B Preferred Units shall be allocated pro rata on a per Unit basis among all such Series B Preferred Units at the time outstanding.

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          (2) The amount of any Distributions accrued on any Series B Preferred Units at any Quarterly Distribution Date shall be the amount of any unpaid Distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of Distributions accrued on any Series B Preferred Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid Distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual Distribution rate of $39.95 per Series B Preferred Unit with respect to a Quarterly Distribution Date on or before October 1, 2012 and $49.95 per Series B Preferred Unit with respect to a Quarterly Distribution Date after October 1, 2012, and in either case, for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

          (3) Except as provided in this Section 4.14, the Series B Preferred Units shall not be entitled to participate in the earnings or assets of the Partnership.

          (4) Any Distribution payment made on the Series B Preferred Units shall be first credited against the earliest accrued but unpaid Distribution due with respect to such Series B Preferred Units which remains payable.

          (5)  All Distributions made on the Series B
     Preferred Units shall result in a corresponding reduction to the Capital Accounts of the holders of such Series B Preferred Units.

     (d)  Liquidation Rights.
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     (1)  Upon the voluntary or involuntary dissolution and
     liquidation or winding up of the Partnership, the holders of the Series B Preferred Units then outstanding shall be entitled to receive and to be paid out of the assets of the Partnership available for Distribution to its Partners, before any payment or Distribution shall be made on any Junior Units, the amount of $500.00 per Series B Preferred Unit, plus accrued and unpaid Distributions thereon. Such Distributions shall result in a corresponding reduction to the Capital Accounts of the holders of such Series B Preferred Units.

              (2)  After the payment to the holders of the
    Series B Preferred Units of the full preferential amounts provided for in this Section 4.14, the holders of the Series B Preferred Units, as such, shall have no right or claim to any of the remaining assets of the Partnership.

          (3)  If, upon any voluntary or involuntary
     dissolution and liquidation or winding up of the Partnership, the amounts payable with respect to the preference value of the Series B Preferred Units and any other Units of the Partnership ranking as to any such Distribution on a parity with the Series B Preferred Units are not paid in full, the holders of the Series B Preferred Units and of such other Units will share ratably in any such Distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

          (4) Neither the sale of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a voluntary or involuntary dissolution and liquidation or winding up for the purposes of this
     Section 4.14.

     (e)  Redemption.
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          (1)  Redemption.  The General Partner shall cause the
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Partnership to redeem one Series B Preferred Unit for each
Series B Preferred Share redeemed by the General Partner, at a price per Series B Preferred Unit (the "Series B
Redemption Price"), payable in cash, of $500.00, together with all accrued and unpaid Distributions to and including the date fixed for redemption of such Series B Preferred
Shares (the "Series B Redemption Date").

     (2)  Procedures of Redemption..
               ------------------------
          (i)  Provided that on or before the Series B
     Redemption Date all funds necessary for the redemption by the General Partner of the associated Series B Preferred Shares shall have been irrevocably set aside by the General Partner or the Partnership, separate and apart from its other funds in trust for the pro rata benefit of the General Partner as holder of the Series B Preferred Units to be redeemed, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, Distributions on the Series B Preferred Units to be redeemed shall cease to accumulate, and said Series B Preferred Units shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Units and all rights of the General Partner as the holder thereof (except the right to receive the Series B Redemption Price) shall cease. Upon surrender of the certificates for any Series B Preferred Units so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require), such Series B Preferred Units shall be redeemed by the Partnership at the Series B Redemption Price. In case fewer than all the Series B Preferred Units represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Units without cost to the General Partner as holder thereof.

          (ii) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred
     Units shall be irrevocable except that:

               (A)  the Partnership or the General Partner,
          as the case may be, as depositor of the funds shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the General Partner as holder of any Series B
          Preferred Units redeemed shall have no claim to such interest or other earnings; and

               (B)  any balance of monies so deposited and
          unclaimed by the General Partner as holder of the Series B Preferred Units entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Partnership, and after any such repayment, the General Partner as holder of any Series B Preferred Units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

          (iii) Unless full accumulated Distributions on all Series B Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series B Preferred Units shall be redeemed or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for Junior Units); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Units pursuant to this Section 4.14 or the purchase or acquisition of Series B Preferred Units pursuant to a purchase or exchange offer made to the General Partner as the sole holder of all outstanding Series B Preferred Units.

          (iv) If the Series B Redemption Date is after a record date for payment of dividends on the Series B
     Preferred Shares and before the related Quarterly
     Distribution Date, the Distribution payable on such Quarterly Distribution Date shall be paid to the General Partner notwithstanding the redemption of the Series B Preferred Units between such record date and the related Quarterly Distribution Date or the Partnership's default in the payment of the Distribution due.

(f)  Voting Rights.  Except as required by law, and as set  forth
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below, the holders of the Series B Preferred Units shall not be entitled to vote at any meeting for any purpose or otherwise to participate in any action taken by the Partnership or the holders of Units, or to receive notice of any meeting of holders of Units. Accordingly, any calculation in connection with Special Partner Approval or any matter requiring the approval of a specified number or percentage of Units shall be made without regard to the Series B Preferred Units.

          (1)  So long as any Series B Preferred Units
     remain outstanding, the Partnership will not, without the affirmative vote or consent of the General Partner as holder of the Series B Preferred Units,
     (i) authorize or create, or increase the authorized or issued amount of, any class or series of Units ranking prior to the Series B Preferred Units with respect to the payment of Distributions or the Distribution of assets upon liquidation or winding up or reclassify any authorized Units of the Partnership into such Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Units; or (ii) amend, alter or repeal the provisions of the Partnership's Amended and Restated Agreement of Limited Partnership, as amended, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Units or the General Partner as holder thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Units remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Partnership may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the General Partner as the holder of Series B Preferred Units and provided further that (x) any increase in the amount of the authorized Preferred Units or the creation or issuance of any other Series B Preferred Units, or
     (u) any increase in the amount of authorized Series B Preferred Units or any other preferred Units, in each case ranking on a parity with or junior to the Series B Preferred Units with respect to payment of Distributions or the distribution of assets upon liquidation or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          (2) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Units shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(g)  Conversion.  The Series B Preferred Units are not
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convertible into or exchangeable for any other property or
securities of the Partnership.

(h)  Allocation of Profits and Losses.
     --------------------------------
          (1)  Notwithstanding the allocation provisions in
     Section 4.05, for each fiscal year of the Partnership, Profits shall first be allocated to the holders of Series B Preferred Units in an amount equal to the amount of Distributions to which the holders of such units are entitled pursuant to Section 4.14(c). To the extent insufficient Profits exist for such purposes in a fiscal year, Profits in the next succeeding fiscal year shall first be allocated to holders of Series B Preferred Units to eliminate such deficiency until such holders have been allocated cumulative Profits equal to one hundred percent (100%) of the Distributions both current and cumulative to which such holders are entitled.

          (2) Notwithstanding the allocation provisions contained in Section 4.05, in the event of a Terminating Capital Transaction in which the Partnership is liquidated, Losses shall be allocated to the holders of Series B Preferred Units if, and only if, after the reduction of all other Partners' Capital Accounts to zero, remaining Losses exist, but only to the extent of the positive balances in the Capital Accounts of such holders.

          (3) Subject to the provisions of Section 4.08, the holders of Series B Preferred Units shall be allocated their pro rata share of each item of Profit and Loss of the Partnership based upon the percentage of all Profits and Losses of the Partnership allocated to such holders.

          (4) All determinations of Percentage Shares shall be made without regard to Series B Preferred Units.